News from The Chubb Corporation

The Chubb Corporation 15 Mountain View Road • P.O. Box 1615 Warren, New Jersey 07061-1615 Telephone: 908-903-2000

Chubb Estimates Second Quarter Catastrophe Losses

FOR IMMEDIATE RELEASE

WARREN, New Jersey, July 10, 2012 – The Chubb Corporation [NYSE: CB] announced today that it estimates the impact in the second quarter of losses from catastrophes to be approximately $200 million to $240 million before tax (approximately $0.48 to $0.57 per share after tax). Catastrophe losses during the quarter were primarily related to severe hail and wind storms from 13 catastrophe events in the United States.

Chubb expects to release second quarter 2012 financial results as scheduled on Thursday, July 26, 2012 after the close of the market. The press release and financial supplement will be available shortly thereafter on Chubb’s website at www.chubb.com.

FORWARD-LOOKING INFORMATION

Some of the statements in this release, including those about estimated catastrophe losses, are “forward-looking information” as that term is defined in the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements are made pursuant to the safe harbor provisions of the PSLRA. Actual results may differ materially from those suggested by the forward-looking statements as a result of risks and uncertainties, which include, among others, those discussed or identified from time to time in our public filings with the Securities and Exchange Commission. Chubb assumes no obligation to update any forward-looking information set forth in this release, which speaks as of its date.

For further information contact:	Investors:	Glenn A. Montgomery
908-903-2365

	Media:	Mark E. Greenberg
908-903-2682